UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2011 (July 8, 2011)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-4141 (Commission File Number)	13-1890974 (IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On July 8, 2011, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) and certain of its U.S. subsidiaries, each as a borrower, entered into the First Amendment (the “First Amendment”) with the Agent (as defined below) and the Lenders (as defined below), to amend the Third Amended and Restated Superpriority Debtor-In-Possession Credit Agreement (as amended or modified from time to time, the “DIP Credit Agreement”), dated as of January 13, 2011, by and among the Company, its subsidiaries that are borrowers party thereto, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacities, the “Agent”) and the lenders from time to time party thereto (collectively, the “Lenders”).

Pursuant to the terms of the First Amendment, among other things, any of the dispositions by the Company and its subsidiaries of their 25 SuperFresh stores as specified therein will not constitute a prepayment event, and the proceeds of such dispositions will not be required to be applied to prepayment of the loans under the DIP Credit Agreement.  The First Amendment also contains some other clarifying changes.

The above summary of material terms of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the First Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
Date: July 12, 2011	By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel